UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of earliest event reported: January 24, 2018

SMARTFINANCIAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	333-203449	62-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600 Knoxville, Tennessee		37919
(Address of Principal Executive Offices)		(Zip Code)
(865) 437-5700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain    Officers; Compensatory Arrangements of Certain Officers.

(d)           On January 24, 2018, board member Frank S. McDonald notified SmartFinancial, Inc. (the “Company”) and the Company’s nomination committee of his intention to retire from the Company’s board of directors and to not stand for re-election to the board of directors upon the expiration of his term at the Company’s annual meeting of shareholders, which is scheduled to be held on May 24, 2018 (the “Annual Meeting”). Mr. McDonald’s notification of retirement from the board of directors did not result from a disagreement with the Company.

On January 24, 2018, board member Doyce G. Payne, M.D. notified the Company and the Company’s nomination committee of his intention to retire from the Company’s board of directors and to not stand for re-election to the board of directors upon the expiration of his term at the Annual Meeting. Dr. Payne’s notification of retirement from the board of directors did not result from a disagreement with the Company.

The Company expressed its thanks to Mr. McDonald and Dr. Payne for their years of service to the board of directors.

(e)     Effective January 25, 2018, the compensation committee of the board of directors approved the grant of cash-settled stock appreciation rights (each, a “SAR”) to certain officers and employees of the Company. Each SAR has an exercise price equal to $21.61 and vests 100% on the third anniversary of the date of grant, subject to the recipient’s continuous service to the Company through such date. Each SAR expires on December 31, 2021. Each SAR entitles the holder to receive, upon exercise, an amount payable in cash equal to the excess of the reported closing price of the Company’s common stock on the Nasdaq Capital Market on the date of exercise over the exercise price. No shares of common stock will be issued upon exercise of a SAR. C. Bryan Johnson, our Chief Financial Officer, received 2,000 SARs.

Effective January 25, 2018, the board of directors of the Company granted a restricted stock award for 4,627 shares of the Company’s common stock (the “Restricted Share Award”) to Wesley M. (Miller) Welborn, the Chairman of the Company’s board of directors, pursuant to the Company’s 2015 Equity Incentive Plan. The Restricted Share Award vests 100% on the six month anniversary of the date of grant, subject to the recipient’s continuous service to the Company through such date.

The forms of stock appreciation rights agreement and restricted stock award agreement were previously filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s current report on Form 8-K, which was filed with the SEC on August 8, 2017, and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.
Date: January 30, 2018
/s/ William Y. Carroll, Jr.
William Y. Carroll, Jr.
President & Chief Executive Officer